UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 11, 2016

Date of Report

(Date of earliest event reported)

WSFS Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(SEC Commission File Number)	(IRS Employer Identification Number)

500 Delaware Avenue, Wilmington, Delaware		19801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 792-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

WSFS FINANCIAL CORPORATION

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 11, 2016, WSFS Financial Corporation (“WSFS”) announced that Dominic C. Canuso had been appointed as WSFS’ Executive Vice President and Chief Financial Officer, effective June 13, 2016.

Mr. Canuso, age 41, most recently served as Senior Director of Finance at Barclaycard US and prior to that served as Director of Finance and Corporate Planning, Strategy and Analysis at Advanta Corporation. Prior to joining Advanta, Mr. Canuso served as a Strategy, Finance and Economic Consultant for Arthur Andersen LLP.

For further details, reference is made to the Press Release dated May 11, 2016, which is attached hereto as Exhibit 99 and incorporated herein by this reference.

In connection with Mr. Canuso’s appointment, WSFS’ current interim Chief Financial Officer Rodger Levenson will resume his duties as Chief Corporate Development Officer.

Additionally, Steve Clark, currently Senior Vice President, interim Chief Commercial Banking Officer since March 2015, will permanently assume the role of Executive Vice President, Chief Commercial Banking Officer. Mr. Clark has been with WSFS since 2002 in several leadership roles; prior to 2002, he spent 23 years in various commercial banking positions at PNC Bank and its predecessor companies.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

99	Press Release Dated May 11, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WSFS FINANCIAL CORPORATION

Date: May 11, 2016	By:	/s/ Rodger Levenson
Rodger Levenson Executive Vice President and Chief Financial Officer